Exhibit 10.1

Form of Convertible Note

CONVERTIBLE PROMISSORY NOTE

$500,000	Date of Issuance: September 12, 2019

FOR VALUE RECEIVED, Arcimoto, Inc.., an Oregon corporation (the “Company”), hereby promises to pay to the order of FOD Capital LLC, a Florida limited liability company (together with its permitted successors and assigns, hereinafter referred to as the “Holder”), the principal sum of $500,000 together with interest thereon from the date of this note (the “Convertible Note”). Interest will accrue at a rate of ten (10%) percent per annum, compounded monthly. Interest shall accrue and be payable to Holder from the date of the date of this Convertible Note until the earlier of (a) the Second Maturity Date or (b) the conversion, solely at Holder’s option, of the principal and accrued interest of the Convertible Note into the Company’s common stock at a conversion price per share of $4.25. This Convertible Note is issued pursuant to the Subscription Agreement between the Company and the Holder of even date herewith (“Subscription Agreement”), and capitalized terms not defined herein will have the meanings set forth in the Subscription Agreement. This Convertible Note is secured pursuant to the terms of a Security Agreement, a Patent Security Agreement and a Lease Collateral Assignment between the Company and the Holder dated as of the Closing Date.

1. Payment. All payments will be made in lawful money of the United States of America by same day wire transfer of immediately available funds to an account designated by Holder in writing to the Company at least five (5) Business Days prior to the date of any payment. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. The Convertible Note may be prepaid in whole or in part prior to the Maturity Date (which includes the closing of a Qualified Subsequent Financing), at any time at the election of the Company, upon at least seven (7) days prior written notice to the Holder.

2. Security. This Convertible Note is a general secured obligation of the Company, as set forth in the Security Agreement, Patent Security Agreement and Lease Collateral Assignment.

3. Conversion of the Convertible Note. This Convertible Note may be converted into Conversion Shares in the following manner:

a. Conversion Rate and Price. The Convertible Note may be converted, at the sole election of the Holder, into the number of shares of common stock of the Company as determined by dividing the principal amount of the Convertible Note plus accrued interest by $4.25 (“Conversion Shares”).

b. Conversion Event. The Convertible Note may be converted, at the option of the Holder into Conversion Shares upon written notice to the Company that Holder elects to exercise its Conversion Option.

c. Financing Agreements. Holder acknowledges that the conversion of the Convertible Note into common stock pursuant to Section 3(b) may require such Holder’s execution of certain agreements relating to the purchase and sale of the common stock, as well as registration rights, (collectively, the “Financing Agreements”). Holder agrees to execute all of the Financing Agreements in connection with Holder’s exercise of the Conversion Option.

4. Events of Default. a. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

i. The Company shall fail to perform or observe any material agreement, covenant, term or condition contained in the Subscription Agreement, the Note, the Convertible Note or the Warrant, including, but not limited to, if the Company shall fail to pay, when due, any principal, interest, or other sums payable under either the Note, the Convertible Note or the Subscription Agreement and/or the Company fails to provide Holder with franchise rights pursuant to Section 6(l) of Annex A to the Subscription Agreement (an “Economic Default”); or

ii. The Company: (i) becomes insolvent; (ii) is generally unable to pay, or fails to pay, its debts as they become due; (iii) files, or has filed against it, a petition for voluntary or involuntary bankruptcy or pursuant to any other insolvency law; (iv) makes or seeks to make a general assignment for the benefit of its creditors; (v) applies for, or consents to, the appointment of a trustee, receiver or custodian for a substantial part of its property or business, or (vi) if there is an inaccuracy in or breach of any of the representations, warranties or covenants of the Company contained in the Subscription Agreement or any of the Other Investor Agreements. Any Event of Default described under this Section 4, the Note, the Convertible Note, the Security Agreement, the IP Security Agreement, or the Lease Collateral Assignment, other than an Economic Default, shall be referred to as a “Non-Economic Default.”

b. Remedies of the Holder upon Occurrence of Event of Default. If any Event of Default described in Section 4(a) occurs and continues for a period of ten (10) days, in the case of an Economic Default, or thirty (30) days, in the case of a Non-Economic Default, after written Notice thereof given by the Holder to the Company, then the Holder shall elect in writing within three (3) days to (i) either: (a) declare the Note immediately due and payable; or (b) continue to hold the Note with the rate of interest increased by 8% (from 10% to 18%) for so long as the Event of Default shall remain uncured and (ii) either: (a) declare the Convertible Note immediately due and payable; or (b) continue to hold the Convertible Note with the rate of interest increased by 8% (from 10% to 18%) for so long as the Event of Default shall remain uncured.

5. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Convertible Note, the resolution of any controversy or claim arising out of or relating to this Convertible Note, and the provision of notice among the Company and the Holder will be governed by the terms of the Subscription Agreement.

6. Successors and Assigns. This Convertible Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Convertible Note without the written consent of the Electing Holders. Any transfer of this Convertible Note may be affected only pursuant to the Subscription Agreement and by surrender of this Convertible Note to the Company and reissuance of a new note to the transferee. The Holder and any subsequent holder of this Convertible Note receives this Convertible Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other purchasers (or their respective successors or assigns).

7. Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Convertible Note.

8. Limitation on Interest. In no event will any interest charged, collected, or reserved under this Convertible Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Convertible Note exceeds such maximum rate, then such excess sum will be credited by the Holders as a payment of principal.

9. Governing Law. This Convertible Note will be governed by and construed in accordance with the internal laws of the State of Oregon without giving effect to any choice or conflict of law provision or rule (whether of the State of Oregon or any other jurisdiction).

10. Approval. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company’s execution of this Convertible Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Convertible Note primarily for the operations of its business, and not for any personal, family, or household purpose.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, THIS CONVERTIBLE NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY AND PAYMENTS HEREUNDER ARE SUBORDINATE AND SUBJECT TO ALL PROVISIONS OF THE OF THE SUBSCRIPTION AGREEMENT, OF WHICH SECTION 7(b) IS INCORPORATED HEREIN BY THIS REFERENCE, AND TO THE EXTENT OF ANY CONFLICT OR INCONSISTENCY, THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT SHALL CONTROL OVER THE TERMS OF THIS CONVERTIBLE NOTE.

[Signature Page Follows]

The undersigned expressly waives any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or notice of any other kind except as expressly provided in the Subscription Agreement.

Arcimoto, Inc.

By:
Name:	Mark Frohmayer
Title:	CEO

AGREED AND ACKNOWLEDGED:

PAYEE:

FOD Capital LLC

By:
Name:	Michael T. Raymond
Title:	Manager

[Signature Page – Convertible Note]